Exhibit 10.4

FIRST AMENDMENT TO AMENDED AND
RESTATED PROPERTY MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT, dated as of December 16, 2010 (this “Amendment”), by and among Reit Management & Research LLC, a Delaware limited liability company (“Managing Agent”), and Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), on behalf of itself and those of its subsidiaries as may from time to time own properties subject to the Property Management Agreement (as defined below) (the Company and such subsidiaries each an “Owner” and, collectively, “Owners”).

WHEREAS, Managing Agent and Owners are parties to an Amended and Restated Property Management Agreement, dated as of January 13, 2010 (the “Property Management Agreement”); and

WHEREAS, Managing Agent and Owners wish to amend the Property Management Agreement as further provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                    Section 21(a) of the Property Management Agreement is hereby replaced in its entirety to read as follows:

(a)           Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement or the provision of services by Managing Agent pursuant to this Agreement, or (ii) brought by or on behalf of any shareholder of the Owners (which, for purposes of this Section 21, shall mean any shareholder of record or any beneficial owner of shares of the Owners, or any former shareholder of record or beneficial owner of shares of the Owners), either on his, her or its own behalf, on behalf of the Owners or on behalf of any series or class of shares of the Owners or shareholders of the Owners against the Owners or any trustee, officer, manager (including Reit Management & Research LLC or its successor), agent or employee of the Owners, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement, or the Declarations of Trust or the Bylaws of the Owners (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 21.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of the Owners and class actions by a shareholder against those individuals or entities and the Owners.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

2.                    This Amendment shall be effective as of the day and year first above written.  Except as amended hereby, and as so amended, the Property Management Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.                    The provisions of this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

4.                    This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Property Management Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

MANAGING AGENT:

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ David J. Hegarty
Name: David J. Hegarty
Title: Executive Vice President

OWNERS:

HOSPITALITY PROPERTIES TRUST, on its own behalf and on behalf of its subsidiaries

By:	/s/ John G. Murray
Name: John G. Murray
Title: President